IQST - IQSTEL Builds Corporate Platform to Enhance Financial Transparency, Positioning the Company for Transformational M&A and Digital Services Expansion

The creation of IQSTEL Operating Holdings, effective July 2, 2026, creates a more flexible financial platform designed to increase shareholder financial visibility, support access to traditional financing, and enable future expansion through M&A and Digital Services.

NEW YORK, NY — July 13th, 2026 — IQSTEL Inc. (NASDAQ: IQST), a rapidly growing telecommunications and technology company, today announced the successful completion of its previously approved creation of a new corporate and financial platform through the formation of IQSTEL Operating Holdings Inc. (“IOH”), a wholly owned subsidiary of IQSTEL, Inc.

The creation of the new holding company structure became effective on July 2, 2026, and the Company publicly disclosed the completed transaction through a Current Report on Form 8-K that has already been filed.

The transaction is solely an internal corporate initiative to create a new financial platform and does not change IQSTEL’s shareholders, Board of Directors, executive management, public listing on the NASDAQ Capital Market, or ownership of the Company’s operating businesses.

The Company also believes that creating this platform will allow IQSTEL to seek traditional financing on more favorable terms, which management expects will help lower operational costs and support the Company’s continued expansion, while increasing shareholder value — a core mission for IQSTEL.

IQSTEL Operating Holdings Inc. (“IOH”) is a Nevada corporation and a wholly owned subsidiary of IQSTEL, Inc. IOH has been intentionally structured as a mirror company of IQSTEL, sharing the same Board of Directors, executive management team, corporate governance, and strategic vision.

Following the creation of the new financial platform, effective July 2, 2026:

  IQSTEL, Inc. remains the publicly traded NASDAQ-listed parent company responsible for SEC reporting, corporate governance, capital markets activities, investor relations, financing, and shareholder matters.
  IQSTEL Operating Holdings Inc. becomes the direct holding company for substantially all of IQSTEL’s operating subsidiaries and business assets, serving as the operational platform through which the Company’s telecommunications, fintech, artificial intelligence, blockchain, cybersecurity, and digital services businesses are owned and managed.

IQSTEL Today: A Snapshot

Before turning to the details of the new structure, the following highlights the scale of the business it now houses:

  NASDAQ: IQST — a diversified global telecommunications and technology company built through organic growth and strategic acquisitions.
  A global commercial network connecting more than 600 telecommunications operators, providing indirect access to approximately 2.3 billion mobile users.
  IQSTEL Digital Services spanning Artificial Intelligence, Cybersecurity, Fintech, Digital Health, and Digital Content — higher-margin solutions distributed through that same global network.

•         Upon the anticipated closing of the proposed ULTRANET acquisition, expected this quarter, IQSTEL projects a pro forma annual revenue run rate of approximately $560 million and an adjusted EBITDA run rate approaching $9 million.

Why Create IQSTEL Operating Holdings?

Over the past several years, IQSTEL has successfully transformed itself from a telecommunications carrier into a diversified global telecommunications and technology company through a disciplined combination of organic growth and strategic acquisitions.

As the Company continues expanding in size, operational complexity, and strategic ambition, management determined that a more sophisticated corporate structure was required to support the next phase of IQSTEL’s evolution.

The creation of IOH represents one of the most important strategic corporate initiatives in the Company’s history because it provides a corporate architecture designed to support significantly greater strategic flexibility.

Among the benefits of the new structure are:

  Simplified integration of future acquisitions, with greater flexibility to execute mergers, business combinations, strategic partnerships, joint ventures, spin-offs, and other M&A transactions.
  Improved capital allocation across operating businesses.
  Enhanced access to institutional financing through a cleaner, more transparent operating platform for lenders and institutional investors.
  Greater transparency for shareholders into the Company’s consolidated financials, distinct profit centers, and growth trajectory.
  Additional structural protection and organizational efficiency for the Company’s operating assets.

The Company’s Contribution and Assumption Agreement specifically states that the purpose of the transaction is to improve operational efficiency while positioning IQSTEL for future growth, acquisitions, and other corporate transactions.

Enhancing Access to Institutional Financing and Shareholder Transparency

The new structure is also expected to strengthen IQSTEL’s access to institutional financing and provide shareholders with a clearer view of the business. By consolidating substantially all operating businesses under a single holding company, IQSTEL presents lenders and investors with a more transparent platform that is easier to evaluate, underwrite, and finance. The Company also expects to leverage its consolidated asset base of approximately $44.5 million prior to the anticipated closing of the ULTRANET acquisition, increasing to approximately $65.5 million on a pro forma basis following the acquisition, to support more attractive financing terms for acquisitions, working capital, and the continued expansion of IQSTEL Digital Services. The same enhanced transparency will make it easier for shareholders to understand the performance of each business line and the Company’s strategy for long-term growth.

Accelerating the Development of IQSTEL Digital Services

The creation of IOH is not only intended to support IQSTEL’s M&A strategy, but also to accelerate the Company’s long-term vision of becoming a global Digital Services platform.

Over the past year, IQSTEL has expanded beyond its traditional telecommunications business with the launch of IQSTEL Digital Services, a strategic initiative focused on delivering higher-margin technology solutions through the Company’s existing global commercial platform.

IQSTEL Digital Services currently includes solutions in:

  Artificial Intelligence
  Cybersecurity
  Fintech
  Digital Health
  Digital Content

Today, IQSTEL’s telecommunications platform connects more than 600 telecommunications operators worldwide, providing indirect access to approximately 2.3 billion mobile users. Management believes this global commercial network represents one of the Company’s greatest competitive advantages for distributing digital services at scale.

Management believes IOH will play a key role in supporting the continued expansion of IQSTEL Digital Services as the Company evolves toward a business model with increasing exposure to higher-margin technology revenues.

ULTRANET Represents the First Step of IQSTEL’s Next Growth Phase

As previously announced, IQSTEL continues advancing its proposed acquisition of a 51% controlling interest in ULTRANET Telecom Group, which is expected to close during the third quarter of 2026, subject to customary closing conditions.

Based on ULTRANET’s audited financial statements, the proposed transaction is expected to contribute approximately:

  $130 million in annual revenue
  $4.5 million in annual net income
  $21 million in total assets
  $13 million in shareholders’ equity
  Approximately $6 million in combined Adjusted EBITDA

Upon closing, the transaction is expected to increase IQSTEL’s annual revenue run rate to approximately $560 million, significantly strengthen profitability, and expand the Company’s operational footprint throughout Africa.

In addition to its financial contribution, ULTRANET is expected to significantly strengthen IQSTEL Digital Services by expanding the Company’s commercial reach across Africa, creating an additional distribution channel for AI, cybersecurity, fintech, digital health, and other high-margin technology solutions.

Building the Corporate Platform for the Next Generation of IQSTEL

While management believes the proposed ULTRANET acquisition has the potential to become one of the most important milestones in IQSTEL’s history, the Company views the completion of the IOH financial platform as preparation for an even broader long-term strategic vision.

The creation of IOH was not undertaken solely to facilitate the ULTRANET transaction.

Rather, management designed this structure to provide IQSTEL with significantly greater flexibility to evaluate and potentially execute a much broader range of strategic M&A transactions capable of creating substantial long-term shareholder value.

Looking Beyond ULTRANET

Management believes ULTRANET represents an important milestone in IQSTEL’s evolution.

While there can be no assurance that any future strategic transaction will occur, management believes creating the appropriate corporate structure today ensures the Company is prepared to move decisively whenever exceptional opportunities arise.

Management Commentary

Leandro Jose Iglesias, President and CEO of IQSTEL and IQSTEL Operating Holdings, commented:

“The completion of IQSTEL Operating Holdings marks one of the most strategically important corporate initiatives in our Company’s history.

IOH is much more than an internal corporate step. It is the foundation upon which we intend to build IQSTEL’s next generation of growth.

IOH is a mirror company of IQSTEL. It is incorporated in Nevada, just like IQSTEL, has the same Board of Directors, the same executive management team, the same strategic vision, and remains 100% owned by IQSTEL. What changes is not who controls our business—it is how efficiently we can execute our long-term strategy.

The proposed ULTRANET transaction has the potential to significantly increase our revenue, profitability, operating scale, and geographic reach while opening new markets for IQSTEL Digital Services. We believe it represents a major milestone in our evolution.

But we did not create IOH simply to support ULTRANET.

We created IOH because we are building IQSTEL for the future. We wanted a corporate structure capable of supporting not only transformational M&A transactions but also the continued expansion of IQSTEL Digital Services, which we believe represents one of the most exciting long-term growth opportunities for our Company.

Just as importantly, we believe this structure will strengthen our access to institutional financing and give our shareholders a cleaner, more forthright view of our financials, our profit centers, and our ability to grow. A simpler, more transparent platform is easier for institutional investors to finance and easier for our shareholders to understand.

Our telecommunications business has built an extraordinary global commercial platform. Our vision is to leverage that platform to distribute high-margin digital solutions while continuing to execute strategic M&A that strengthens our business and expands our capabilities.

While our immediate priority remains the successful completion of the proposed ULTRANET transaction during the third quarter, we believe the strategic flexibility created by IOH positions IQSTEL to pursue opportunities that could have an even greater long-term impact on shareholder value.

We are not simply building a larger telecommunications company. We are building a global technology platform capable of delivering sustained growth through strategic acquisitions, operational excellence, and innovative Digital Services.”

About IQSTEL Inc.

IQSTEL Inc. (NASDAQ: IQST) is a global telecom and technology company operating in 21 countries with over 600 Telecommunication Carrier Interconnections. The company delivers international voice, SMS, messaging, connectivity, and mobile financial services to telecom operators and enterprise customers worldwide. Built through a decade of organic growth and strategic acquisitions, IQSTEL is now expanding into AI-powered communications and cybersecurity through its RealityBorder.com AI Division and Cycurion partnership.

For more information, please visit www.IQSTEL.com.

Official Investors Landing Page: www.landingpage.iqstel.com

Safe Harbor Statement: Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions, or any other information relating to our future activities or other future events or conditions. Words such as "anticipate," "believe," "estimate," "expect," "intend", "could" and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates, and projections about our business based partly on assumptions made by management. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully market our products and services; our continued ability to pay operating costs and ability to meet demand for our products and services; the amount and nature of competition from other telecom products and services; the effects of changes in the cybersecurity and telecom markets; our ability to successfully develop new products and services; our ability to complete complementary acquisitions and dispositions that benefit our company; our success establishing and maintaining collaborative, strategic alliance agreements with our industry partners; our ability to comply with applicable regulations; our ability to secure capital when needed; and the other risks and uncertainties described in our prior filings with the Securities and Exchange Commission.

These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may and are likely to differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release, and IQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release.

Media and Investor Relations:

Ethan Walfish

Head of Investor Relations

IQSTEL Inc.

300 Aragon Avenue, Suite 375

Coral Gates, FL 33134

Email: ir@iqstel.com